Exhibit 99.1

GAUCHO ANNOUNCES COURT APPROVED SETTLEMENT AND TIMELINE TO EMERGE FROM CHAPTER 11

Settlement Terms Approved; Company to Exit Chapter 11 on or Before June 2, 2025

MIAMI, FL / March 31, 2025 / Gaucho Group Holdings, Inc. (OTC:VINOQ), a company that includes a growing collection of e-commerce platforms with a concentration on fine wines, luxury real estate, and leather goods and accessories (the “Company” or “Gaucho Holdings”), announced that on March 28, 2025, the United States Bankruptcy Court approved a settlement agreement between the Company and a major creditor in connection with its pending Chapter 11 case.

The Court’s approval of the settlement allows the parties to satisfy the terms required before closing of the settlement, which shall be no later than May 22, 2025, unless extended by the consent of both parties. The Court found the terms of the settlement to be fair and negotiated in good faith, with no objections raised by other parties in interest. Under the agreement, Gaucho Holdings and 3i, LP will exchange mutual releases, formally resolving any outstanding claims between the parties.

Pursuant to the terms of the settlement, Gaucho Holdings is required to file a motion with the Court to seek dismissal of the Chapter 11 case by no later than June 2, 2025. The Court has retained jurisdiction to oversee the implementation of the agreement and to resolve any potential disputes related to its execution.

With the Court’s approval now in place, Gaucho Holdings is pleased to move positively forward from this chapter and return its focus to operating, managing, and growing its portfolio of businesses in Argentina. The Company views this as an important step toward stabilizing its foundation and continuing to explore opportunities that may build value for its stakeholders. At the macro level, recent economic reforms and pro-market developments in Argentina have created a more favorable business climate. Gaucho Holdings remains encouraged by these changes and anticipates participating in what it believes could be a period of meaningful expansion in the years ahead.

The full terms of the settlement agreement and related court documents are available in the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission, accessible at https://ir.gauchoholdings.com/sec-filings/all-sec-filings.

About Gaucho Group Holdings, Inc.

For more than ten years, Gaucho Group Holdings, Inc.’s (gauchoholdings.com) mission has been to source and develop opportunities in Argentina’s undervalued luxury real estate and consumer marketplace. Our company has positioned itself to take advantage of the continued and fast growth of global e-commerce across multiple market sectors, with the goal of becoming a leader in diversified luxury goods and experiences in sought after lifestyle industries and retail landscapes. With a concentration on fine wines (algodonfinewines.com & algodonwines.com.ar), hospitality (algodonhotels.com), and luxury real estate (algodonwineestates.com) associated with our proprietary Algodon brand, as well as the leather goods, ready-to-wear and accessories of the fashion brand Gaucho – Buenos Aires® (gaucho.com), these are the luxury brands in which Argentina finds its contemporary expression.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

Media Relations:

Gaucho Group Holdings, Inc.

Rick Stear

Director of Marketing

212.739.7669

rstear@gauchoholdings.com